UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

March 4, 2009

Date of Report (Date of earliest event reported)

BALLANTYNE OF OMAHA, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13906	47-0587703
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File No.)	Identification Number)

4350 McKinley Street
Omaha, Nebraska	68112
(Address of principal executive offices)	(Zip Code)

(402) 453-4444

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 2.03.                                  Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

Ballantyne’s joint venture entity with Real D, Digital Link II, LLC (“DL II”), entered into loan agreements pertaining to the financing of digital projection equipment deployed by DL II in the normal course of business.  Pursuant to the terms of a loan agreement entered into on March 4, 2009, DL II borrowed approximately $0.3 million to be repaid over a 24 month term bearing interest equal to7.2% per annum.   This loan agreement is in addition to two other loan agreements entered into on November 20, 2008, under which DL II borrowed approximately $0.8 million and $1.1 million to be repaid over a 24 and 36 month term bearing interest equal to7.2% and 7% per annum, respectively.  Equal payments of principal and interest are due from DL II to the lender on a monthly basis. Ballantyne, as a 44.4% owner of DL II, guaranteed 44.4% of the loan amounts or approximately $1.0 million plus interest.  The loans are secured by a security interest on the equipment granted to the lender under a security agreement between the lender and DL II.

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2009, Ballantyne’s Board of Directors approved by unanimous consent the 2009 Short-Term Incentive Plan (“STIP”).  Pursuant to the STIP, certain of Ballantye’s officers, including the Chief Executive Officer, John P. Wilmers, Chief Financial Officer, Kevin S. Herrmann, and the named executive officers Ray F. Boegner and Christopher D. Stark, are eligible to receive performance-based awards.  The awards are calculated using an assigned percentage of the participant’s base salary and are earned upon the Company’s and each recipient achieving levels of established performance criteria.  The awards may be in the form of cash, restricted stock or a combination of both, in the sole discretion of the Compensation Committee of the Board.  If the award consists all or in part of restricted stock then the grant shall be pursuant to the Restricted Stock Plan.  Assuming satisfaction of all criteria, maximum amounts payable to the Chief Executive Officer, Chief Financial Officer and the named executive officers are:  $137,500, $56,000, $68,250, and $59,500, respectively.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLANTYNE OF OMAHA, INC.

Date: March 10, 2009	By:	/s/ Kevin Herrmann
Kevin Herrmann
Secretary/Treasurer and
Chief Financial Officer